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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 April 23, 2003


                                 PERRIGO COMPANY
                        --------------------------------
               (Exact name of registrant as specified in charter)




   MICHIGAN                      0-19725                         38-2799573
---------------                ------------                  -------------------
(State of other                (Commission                     (I.R.S. Employer
Jurisdiction of                File Number)                     Identification
 Incorporation)                                                 Number)



515 Eastern Avenue, Allegan, Michigan                   49010
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451
--------------


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Item 7(c). Exhibits

Exhibit 99           Press Release for Third Quarter Fiscal 2003 Earnings

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ITEM 9.  Regulation FD Disclosure

This information is being provided under Item 12, Disclosure of Results of Operations and Financial Condition.

On April 23, 2003, the Perrigo Company released earnings for third quarter fiscal 2003.

The earnings release contains a non-GAAP measure which is defined as a financial measure of the Company's performance that excludes or includes amounts thereby differentiating it from the most directly comparable measure presented in the financial statements that are calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP). Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within its earnings release to the most directly comparable GAAP measure for this non-GAAP measure.

The Company excludes unusual litigation income when monitoring and evaluating the on-going financial results and trends of its business due to its non-recurring nature. The Company believes this information is also useful for investors since excluding this non-recurring item provides important insight into the Company's ongoing operations.

The press release related to Perrigo's earnings is attached as Exhibit 99.






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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PERRIGO COMPANY
                              (Registrant)



                              By:  /s/Douglas R. Schrank
                                   ---------------------
Dated: April 23, 2003              Douglas R. Schrank
                                   Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)


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                                  Exhibit Index


         Exhibit 99 -- Press Release issued by Perrigo Company on April 23,
2003.